                                 OPPENHEIMER MAIN STREET SMALL CAP FUND
                                  Supplement dated August 1, 2001 to the
                                     Prospectus dated December 8, 2000

The Prospectus is changed as follows:

1.       The Prospectus supplement dated March 1, 2001 is withdrawn.

     2.   The  paragraph  captioned  "Class N Shares"  under the  heading  "What
          Classes  of Shares  Does the Fund  Offer?"  on page 14 is  revised  by deleting the first three  sentences  of that section and  replacing it with the following sentence:

If you buy Class N shares (available only through certain retirement plans), you pay no  sales  charge  at the  time of  purchase,  but you  will  pay an  annual asset-based sales charge.

     3.   The following  sentence is added before the sentence  "Non  retirement plan  investors  cannot buy Class N shares  directly" in the paragraph
          "Class N Shares"  under the heading  "What  Classes of Shares Does the
          Fund Offer?" on page 14:

Class N shares also are offered to rollover  IRAs  sponsored by the Manager that purchase Class N shares with the proceeds from a  distribution  from a qualified retirement plan or 403(b) plan sponsored by the Manager.

     4.   The  following  is added  as the  last  paragraph  under  the  heading entitled "How Can You Buy Class A Shares?" on page 16:

Purchases  by Certain  Retirement  Plans.  There is no initial  sales  charge on purchases of Class A shares of any one or more  Oppenheimer  funds by retirement plans that have $10 million or more in plan assets and that have  entered into a special  agreement with the Distributor.  The Distributor pays dealers of record concessions in an amount equal to 0.25% of purchases by those retirement  plans.
That  concession  will not be paid on purchases  of shares by a retirement  plan made  with the  proceeds  of the  redemption  of  Class N shares  of one or more
Oppenheimer funds held by the plan for more than eighteen (18) months.

     5.   The first and  second  sentences  of the  section  captioned  "Class A
          Contingent  Deferred Sales Charge" on page 17 are deleted and replaced with the following:

There is no initial  sales charge on  non-retirement  plan  purchases of Class A shares of any one or more of the  Oppenheimer  funds  aggregating  $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001.  (After March 1, 2001, retirement  plans are not permitted to make initial  purchases of Class A shares subject to a contingent  deferred sales charge.) The Distributor pays dealers of record commissions in an amount equal to 1.0% of purchases of $1 million or more other than by those grandfathered retirement accounts.

     6.   The following  sentence in the section  captioned  "Class A Contingent
          Deferred Sales Charge" on page 17 is deleted:

That Commission will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a retirement plan that pays for the  purchase  with the  redemption  proceeds  of Class C shares  of one or more
Oppenheimer funds held by the plan for more than one year.

     7.   The  following is added after "Can You Reduce Class A Sales  Charges?"
          on page 17:

Purchases  by Certain  Retirement  Plans.  There is no initial  sales  charge on purchases of Class A shares of any one or more  Oppenheimer  funds by retirement plans that have $10 million or more in plan assets and that have  entered into a special  agreement with the Distributor,  and by retirement plans which are part
of  a   retirement   plan  product  or  platform   offered  by  certain   banks,
broker-dealers,  financial advisors,  insurance companies or recordkeepers which have  entered  into a  special  agreement  with  the  Distributor.  There  is no contingent  deferred  sales  charge  upon the  redemption  of such  shares.  The
Distributor  currently pays dealers of record  concessions in an amount equal to
0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale. That concession will not be paid on purchases of shares by a  retirement  plan made with the  redemption  proceeds  of Class N shares  of one or more  Oppenheimer  funds  held by the plan for more  than (18)
months.

     8.   The heading  entitled "Who Can Buy Class N Shares?"  together with its first paragraph on page 19 is deleted and replaced with the following:

HOW  CAN YOU BUY  CLASS N  SHARES?  Class N  shares  are  offered  only  through retirement  plans  (including  IRAs and 403(b) plans) that purchase  $500,000 or more of Class N shares of one or more  Oppenheimer  funds or through  retirement plans (not including IRAs and 403(b) plans) that have assets of $500,000 or more or 100 or more eligible  participants.  See  "Availability of Class N shares" in the Statement of Additional  Information for other  circumstances  where Class N shares are available for purchase.

     9.   The following  sentence is added before the sentence  "Non  retirement plan  investors  cannot  buy  Class N shares  directly"  in the  first paragraph under the heading "Who Can Buy Class N Shares?" on page 19:

Class N shares also are offered to rollover  IRAs  sponsored by the Manager that purchase Class N shares with the proceeds from a  distribution  from a qualified retirement plan or 403(b) plan sponsored by the Manager.

     10.  The  following  is  added  to  the  end of the  last  paragraph  under
          "Distribution  and  Service  Plans  for  Class B,  Class C and Class N
          Shares" on page 20:

That  sales  concession  on the sale of  Class N shares  will not be paid on (i)
purchases of Class N shares in amounts of $500,000 or more by a retirement  plan that pays for the purchase with the redemption proceeds of Class C shares of one or more  Oppenheimer  funds held by the plan for more than one year  (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer  funds), (ii) purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the  redemption  proceeds  of Class A shares  of one or more  Oppenheimer  funds
(other than  rollovers from an  OppenheimerFunds-sponsored  Pinnacle or Ascender
401(k)  plan to any  IRA  invested  in the  Oppenheimer  funds),  and  (iii)  on purchases  of Class N shares by an  OppenheimerFunds  -  sponsored  Pinnacle  or
Ascender 401(k) plan made with the redemption  proceeds of Class A shares of one or more Oppenheimer funds.

     11.  The   third   sentence   of   the   paragraph    under   the   heading
          "OppenheimerFunds  Internet Web Site" on page 21 is revised to read as follows:

To perform account  transactions or obtain account  information online, you must first obtain a user I.D. and password on that website.

     12.  The last two paragraphs of the section entitled  "Shareholder  Account
          Rules and  Policies"  on page 28 are  deleted  and  replaced  with the following:

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each  prospectus,  annual  and  semi-annual  report  and annual notice of the Fund's  privacy policy to  shareholders  having the same last name and address on the Fund's records.  The consolidation of these mailings,  called householding,  benefits the Fund through reduced mailing expense. If you want to receive multiple copies of these  materials,  you may call the Transfer Agent at
1.800.525.7048.  You may also notify the Transfer  Agent in writing.  Individual copies  of  prospectuses,  reports  and  privacy  notices  will  be  sent to you commencing  30 days  after the  Transfer  Agent  receives  your  request to stop householding.

     13.  The  first  paragraph  of  the  section  entitled  "How  to  Get  More
          Information"  on the  prospectus  back  cover  is  revised  to read as follows:

You can  request  the  Statement  of  Additional  Information,  the  Annual  and
Semi-Annual  Reports,  the notice explaining the Fund's privacy policy and other information about the Fund or your account:

August 1, 2001                                                         347PS008